                                                                    Exhibit 25



                               Registration No.

                    ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                    ---------------------------------------

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATE DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a trustee pursuant to Section 305 (b) (2) _____

                    ---------------------------------------

                        THE FUJI BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                 New York                     13-2794155
                 (State of incorporation      (I.R.S. employer
                 if not a national bank)      identification no.)

           Two World Trade Center
           New York, New York                            10048
           (Address of principal executive offices)      (Zip Code)

                    ---------------------------------------

                            WMX TECHNOLOGIES, INC.
              (Exact name of obligor as specified in its charter)

                                   Delaware
                        (State or other jurisdiction of
                         incorporation or organization)

                                  36-2660763
                     (I.R.S. employer identification no.)

           3003 Butterfield Road
           Oak Brook, Illinois                           60521
           (Address of principal executive offices)      (Zip Code)

                    ---------------------------------------

                                DEBT SECURITIES
                      (Title of the Indenture Securities)

     Item 1.    General Information
                -------------------

                Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                New York Banking Department, Albany, New York.

                Federal Deposit Insurance Corporation, Washington, D.C.

         (b)    Whether it is authorized to exercise corporate trust powers.

                Yes.

     Item 2.    Affiliations with Obligor and Underwriters
                ------------------------------------------

                If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                None.

     Item 16.   List of Exhibits
                ----------------

                List below all exhibits filed as part of this statement of eligibility and qualifications.

                Exhibit 1 - Copy of Organization Certificate of the Trustee, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 33-60109

                Exhibit 2 - Copy of certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 33-60109

                Exhibit 3 - Copy of authorization of the Trustee to exercise trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 33-60109

                Exhibit 4 - Copy of existing By-Laws of the Trustee incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 33-60109

                Exhibit 5 - Not applicable

                Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 33-60109

       Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of December 31, 1995

       Exhibit 8 - Not applicable

       Exhibit 9 - Not applicable

                                   SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Fuji Bank and Trust Company, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 24th day of June 1996.



                                     THE FUJI BANK AND TRUST COMPANY



                                     /s/ Sharon Chase Moore
                                     -------------------------------
                                     Sharon Chase Moore
                                     Vice President

                        THE FUJI BANK AND TRUST COMPANY
                               AND SUBSIDIARIES
             (a wholly owned subsidiary of The Fuji Bank, Limited)

                       Consolidated Statements of Income

                    Years ended December 31, 1995 and 1994

                               ($ in thousands)

                                                                                 1995                   1994
                                                                                 ----                   ----
Interest income:
  Interest and fees on loans                                                   $131,305               108,569
  Interest on interest-bearing deposits with banks                               16,474                10,437
  Interest on securities purchased under agreement to resell                      3,498                   -
  Interest on securities                                                          1,920                 6,155
  Interest on Federal funds sold                                                 13,199                 4,753
                                                                               --------               -------
              Total interest income                                             166,396               129,914
                                                                               --------               -------

Interest expense:
  Interest on deposits                                                           46,951                40,273
  Interest on other borrowed funds                                               66,202                48,629
  Interest on Federal funds purchased                                               161                   155
  Interest on Eurobonds issued                                                    4,280                   738
  Interest on capital notes                                                       6,463                 4,727
                                                                               --------               -------
              Total interest expense                                            124,057                94,522
                                                                               --------               -------
              Net interest income                                                42,339                35,392

Provision for credit losses                                                       2,033                 3,000
                                                                               --------               -------
              Net interest income after provision
                for credit losses                                                40,306                32,392
                                                                               --------               -------

Other operating income:
  Service charges, fees and commissions                                           6,504                 6,012
  Trust fee income                                                                7,756                 6,935
  Net securities gains                                                               12                 5,634
  Net foreign exchange gains (losses)                                            (1,003)                  364
  Gain on sale of lease equipment                                                 1,651                   725
  Other                                                                              85                   256
                                                                               --------               -------
              Total other operating income                                       15,005                19,926
                                                                               --------               -------

Other operating expenses:
  Salaries, wages and employee benefits                                          17,217                16,434
  Net occupancy expense                                                           4,203                 3,477
  Other                                                                          10,934                10,230
                                                                               --------               -------
              Total other operating expenses                                     32,354                30,141
                                                                               --------               -------
              Income before income tax expense                                   22,957                22,177

Income tax expense                                                                8,027                 8,989
                                                                               --------               -------
              Net income                                                       $ 14,930                13,188
                                                                               ========               =======

See accompanying notes to consolidated financial statements.

                       THE FUJI BANK AND TRUST COMPANY
                               AND SUBSIDIARIES
             (a wholly owned subsidiary of The Fuji Bank, Limited)

                          Consolidated Balance Sheets

                          December 31, 1995 and 1994

                      ($ in thousands, except share data)

                Assets                         1995             1994
                                               ----             ----

Cash and due from banks                    $   23,821           30,384
Interest-bearing deposits with banks           70,750          290,600
Securities available for sale
 at fair value                                 17,896           33,553
Securities purchased under agreement
 to resell                                     11,055            -
Federal funds sold                            608,400          226,000

Loans, net of unearned income               1,843,469        2,018,805
Less allowance for credit losses               41,607           44,515
                                           ----------        ---------
               Net loans                    1,801,862        1,974,290

Customers' liability on acceptances             4,515            6,233
Bank premises and equipment                     3,159            2,774
Accrued interest receivable                    18,766           19,893
Other assets                                   10,157            7,287

                                           ----------        ---------
               Total assets               $ 2,570,381        2,591,014
                                           ==========        =========

See accompanying notes to consolidated financial statements.



    Liabilities and Stockholder's Equity           1995         1994
                                                   ----         ----
Liabilities:
  Deposits:
    Noninterest bearing:
      Domestic                                 $  259,777      122,726
      Foreign                                         171         -
    Interest bearing:
      Domestic                                     42,687       44,577
      Foreign                                     744,315      687,696
                                                ---------    ---------
            Total deposits                      1,046,950      854,999

      Federal funds purchased                       -           10,000
      Other borrowed funds                      1,121,879    1,251,139
      Eurobonds issued                             71,000       71,000
      Acceptances outstanding                       4,515        6,233
      Accrued interest payable                     15,470       18,349
      Accrued taxes and other liabilities           7,748        8,528
                                                ---------    ---------
            Liabilities before capital notes    2,267,562    2,220,248

      Capital notes                                23,500      100,000
                                                ---------    ---------
            Total liabilities                   2,291,062    2,320,248
                                                ---------    ---------

Commitments and contingencies

Stockholder's equity:
  Capital stock of $100 par value per share.
   Authorized, 1,000,000 shares; 984,742
   shares issued and outstanding in 1995
   and 1994                                        98,474       98,474
  Paid-in surplus                                 153,975      153,975
  Retained earnings                                27,784       17,854
  Reserve for contingencies                           500          500
  Foreign exchange translation loss                (1,408)       -
  Net unrealized loss on securities available
  for sale, net of tax                                 (6)         (37)
                                                ---------    ---------
             Total stockholder's equity           279,319      270,766
                                                ---------    ---------
             Total liabilities and
               stockholder's equity           $ 2,570,381    2,591,014
                                                =========    =========
